UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2005
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code)           (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry Into a Material Definitive Agreement.
The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Section 2 – Financial Information
Item 2.01 Completion of the Acquisition or Disposition of Assets.
On December 30, 2005, Triple Crown Media, Inc., a Delaware corporation (“TCM” or “the Company”), completed the previously announced acquisition of Bull Run Corporation, a Georgia corporation (“Bull Run”), through the merger of Bull Run with and into BR Acquisition Corp., a Georgia corporation (“Merger Sub”) and a wholly owned subsidiary of the Company (the “Merger”). The Merger was effected pursuant to that certain agreement and plan of merger, dated as of August 2, 2005, by and among the Company, Merger Sub, and Bull Run (the “Merger Agreement”). Merger Sub continues as the surviving corporation of the Merger and as a wholly owned subsidiary of the Company.
Prior to the consummation of the Merger, Bull Run was a publicly traded corporation based in Atlanta, Georgia. Through its sole operating subsidiary, Host Communications, Inc., Bull Run was engaged in the collegiate marketing and production services business and association management services business. The collegiate management and production services business provides sports marketing and production services to a number of collegiate athletic conferences and universities and, through a contract with CBS Sports, on behalf of the National Collegiate Athletic Association. The association management services business provides various associations with services such as member communication, recruitment and retention, conference planning, Internet web site management, marketing and administration.
Upon the consummation of the Merger:
•	each share of Bull Run common stock was converted into 0.0289 shares of TCM common stock;

•	each share of Bull Run Series D preferred stock was converted into one share of TCM Series A redeemable, convertible preferred stock;

•	each share of Bull Run Series E preferred stock held by J. Mack Robinson was converted into one share of TCM Series A redeemable, convertible preferred stock;

•	each share of Bull Run Series E preferred stock held by a Series E preferred shareholder (other than Mr. Robinson) was converted into $1,000 in cash;

•	each share of Bull Run Series F preferred stock was converted into 22.578125 shares of TCM common stock;

•	the surviving corporation paid to each Bull Run Series E preferred shareholder (other than Mr. Robinson) cash in an amount equal to the accrued and unpaid dividends due to such shareholder;

•	all accrued and unpaid dividends (through July 1, 2005) on each outstanding share of Bull Run Series D preferred stock and Bull Run Series E preferred stock held by Mr. Robinson, was converted into the number of shares of TCM Series A redeemable, convertible preferred stock determined by dividing the accrued and unpaid dividends due on such shares by $1,000;

•	all accrued and unpaid dividends (through July 1, 2005) on each outstanding share of Bull Run Series F preferred stock was converted into an aggregate of 12,698 shares of TCM common stock; and

•	the cash advances in the aggregate amount of $6,050,000 made by Mr. Robinson to Bull Run were converted into 6,050 shares of TCM Series B redeemable, convertible preferred stock.
The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed with the Securities and Exchange Commission by the Company as Exhibit 2.1 to the Company’s registration statement on Form S-1/S-4 on November 25, 2005 and is incorporated in this Item 2.01 by reference.

The financial statements of Bull Run required to be filed with this Form 8-K and the pro forma combined financial statements of the Company required to be furnished with this Form 8-K have been previously reported and are incorporated into this Item 2.01 of this Current Report on Form 8-K by reference to Amendment No. 4 to TCM’s registration statement on Form S-1/S-4 filed with the Securities and Exchange Commission on November 29, 2005.
On January 3, 2006, the Company issued a press release announcing the completion of the spin-off by Gray Television, Inc. (“Gray”) of TCM, the Merger and TCM’s execution of new credit facilities. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Simultaneously with the consummation of the Merger, TCM refinanced all of the surviving corporation’s outstanding debt with new credit facilities totaling $140 million (the “Refinancing”).
On December 30, 2005, Triple Crown Media, LLC, a Delaware limited liability company (“TCMLLC”) and a wholly owned subsidiary of TCM, entered into (i) a First Lien Senior Secured Credit Agreement among TCMLLC, as borrower, TCM, as guarantor, the other subsidiaries of TCM, as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Wachovia Capital Markets, LLC and Banc of America Securities, LLC, as joint bookrunners and joint lead arrangers and the financial institutions to become a party thereto (the “First Lien Credit Agreement”) and (ii) a Second Lien Senior Secured Credit Agreement among TCMLLC, as borrower, TCM, as guarantor, the other subsidiaries of TCM, as guarantors, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Wachovia Capital Markets, LLC and Banc of America Securities, LLC, as joint bookrunners and joint lead arrangers and the financial institutions to become a party thereto (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”).
The First Lien Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $20 million, which matures on the fourth anniversary of the closing date (the “First Lien Revolving Credit Facility”) and (2) a senior secured term loan facility in an aggregate principal amount of $90 million, which matures on a date occurring four and a half years after the closing date (the “First Lien Term Loan Facility” and, together with the First Lien Revolving Credit Facility, the “First Lien Credit Facility”). The Second Lien Credit Agreement provides for a senior secured term loan facility in the aggregate principal amount of up to $30 million, which matures on the fifth anniversary of the closing date (the “Second Lien Credit Facility” and, together with the First Lien Credit Facility, collectively referred to as the “Credit Facilities”).
Amounts under the First Lien Revolving Credit Facility may be borrowed, repaid and reborrowed by TCMLLC from time to time until maturity. At TCMLLC’s option, for the first full fiscal quarter after the closing date, interest for borrowings under the First Lien Credit Facility is based on either (A) 2.25% per annum plus the higher of (1) the prime rate of interest announced or established by the administrative agent from time to time, and (2) the Federal funds rate plus 0.50% per annum (the “Base Rate”) or (B) 3.25% per annum plus the applicable LIBOR rate for eurocurrency borrowings. Thereafter, upon delivery of financial statements by TCMLLC for the first full fiscal quarter after the closing date, interest under the first lien senior secured credit facilities are based upon TCMLLC’s leverage ratio, and shall vary from (A) 1.50% to 2.25% per annum above the Base Rate or (B) 2.50% to 3.25% per annum above the applicable LIBOR rate for eurocurrency borrowings. The term loan facilities under the First Lien Term Loan Facility and the Second Lien Credit Facility were fully drawn on the closing date, and approximately $1.9 million of the First Lien Revolving Credit Facility was drawn at closing. Interest under the Second Lien Credit Facility is based upon (A) 8.00% per annum above the Base Rate or (B) 9.00% per annum above the applicable LIBOR rate for eurocurrency borrowings.

The obligations of TCMLLC under the Credit Facilities are unconditionally guaranteed, on a joint and several basis, by TCM and each direct and indirect subsidiary of TCMLLC (collectively, the “Guarantors”). In addition, the Credit Facilities are secured by valid and perfected first priority liens and security interests (in the case of the First Lien Credit Facility) and second priority liens and securities interests (in the case of the Second Lien Credit Facility), as the case may be, granted to the administrative agent for the benefit of the lenders, in substantially all of the assets of TCMLLC and the Guarantors.
The Credit Facilities contain affirmative and negative covenants and financial ratios customary for financings of this type, including, among other things, limits on the incurrence of debt or liens, a limit on the making of dividends or distributions, provision for mandatory prepayments, limitations on transactions with affiliates and investments, a limit on the ratio of debt to earnings before interest, income taxes, depreciation, and amortization, a limit on the ratio of earnings before interest, income taxes, depreciation, and amortization to fixed charges, and a limit on the ratio of earnings before interest, income taxes, depreciation, and amortization to all cash interest expense on all debt. The Credit Agreements contain events of default customary for facilities of this type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payment of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreements shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.
The financial statements of Bull Run required to be filed with this Form 8-K and the pro forma combined financial statements of the Company required to be furnished with this Form 8-K have been previously reported and are incorporated into Item 2.01 of this Current Report on Form 8-K by reference to Amendment No. 4 to TCM’s registration statement on Form S-1/S-4 filed with the Securities and Exchange Commission on November 29, 2005.
The First Lien Credit Agreement and Second Lien Credit Agreement are included as Exhibits 10.1 and 10.2, resepectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
On January 3, 2006, the Company issued a press release announcing the completion of the spin-off by Gray of TCM, the Merger and TCM’s execution of the Credit Facilities. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors and Principal Officers; Elections of Directors; Appointment of Principal Officers.
Effective as of the closing of the Merger, Robert S. Prather, Jr., the Company’s President and Chief Executive Officer and James C. Ryan, the Company’s Chief Financial Officer resigned as officers of the Company. In addition, effective as of the closing of the Merger, Ray M. Deaver, T.L. Elder and William E. Mayher, III resigned as directors of the Company.
At a meeting of the Company’s board of directors held on December 30, 2005, immediately after the closing of the Merger, Robert S. Prather, Jr., the sole remaining director of the Company, elected the following people to serve as directors of the Company, to serve as such until the election and qualification of their respective successors or until their earlier resignation or removal:
Thomas J. Stultz
Gerald N. Agranoff
James W. Busby
Hilton H. Howell, Jr.
Monte C. Johnson

Gerald N. Agranoff, James W. Busby and Monte C. Johnson were each elected to serve as members of the Company’s Audit Committee and the Company’s Nominating, Corporate Governance, Compensation and Stock Option Committee.
The Company’s board of directors then elected the following persons to the office(s) of the Company set forth across from his name:

Name	Age	Office
Robert S. Prather, Jr.	61	Chairman
Thomas J. Stultz	54	President and Chief Executive Officer
Frederick J. Erickson	47	Chief Financial Officer and Secretary
Set forth below is information regarding the business experience of each of the Company’s newly-elected officers.
Robert S. Prather, Jr. was the Company’s President and Chief Executive Officer from May 2005 until December 30, 2005. He has been a director of the Company since May 2005. He was Bull Run’s President and Chief Executive Officer from 1992 until December 30, 2005. He has served as President, Chief Operating Officer and a director of Gray since 2002, and as Gray’s Executive Vice President-Acquisitions and a director from 1996 through 2002. Mr. Prather serves as a director of Gabelli Asset Management Inc. (a provider of investment advisory and brokerage services). He also serves as a director of Gray Television, Inc. He is also an advisory director of Swiss Army Brands, Inc. and serves on the Board of Trustees of the Georgia World Congress Center Authority.
Thomas J. Stultz has been President and Chief Operating Officer of Host Communications, Inc., a subsidiary of Bull Run, since August 2004. He served as President of Gray Publishing, LLC from 1996 through December 2004, managing the daily newspapers owned by Gray prior to the spin-off.
Frederick J. Erickson was Vice President-Finance, Treasurer and Chief Financial Officer of Bull Run from 1994 until December 30, 2005. He has been Vice President and Chief Financial Officer of Host Communications, Inc. since October 2004. Mr. Erickson served in the capacity of Executive Vice President — Finance & Administration or similar capacities with Datasouth Computer Corporation, a wholly-owned subsidiary of Bull Run since 1994, from 1993 to 2001.
Section 8 – Other Events
Item 8.01 Other Events.
On January 3, 2006, the Company issued a press release announcing that on December 30, 2005, the previously announced spin-off of TCM by Gray was completed, immediately following Gray’s contribution of its newspaper publishing and Graylink wireless businesses to the Company. In connection with the spin-off, the Company made a $40 million cash distribution to Gray. The press release announcing the completion of the spin-off, the Merger and the Company’s execution of the Credit Facilities, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01 have been previously reported and are incorporated herein by reference to Amendment No. 4 to the Company’s registration statement on Form S-1/S-4 filed with the Securities and Exchange Commission on November 29, 2005.

(b)	Pro Forma Financial Statements

The pro forma financial statements required to be furnished under this Item 9.01 have been previously reported and are incorporated herein by reference to Amendment No. 4 to the Company’s registration statement on Form S-1/S-4 filed with the Securities and Exchange Commission on November 29, 2005.

(c)	Exhibits:

Exhibit No.	Description
Exhibit 10.1	First Lien Senior Secured Credit Agreement dated December 30, 2005
Exhibit 10.2	Second Lien Senior Secured Credit Agreement dated December 30, 2005
Exhibit 99.1	Press Release dated January 3, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.

Date: January 4, 2006

	By:	/s/ FREDERICK J. ERICKSON

Name: Frederick J. Erickson
Title: Chief Financial Officer